Suite 2700
707 Seventeenth Street Denver, CO 80202
July 3, 2003

Securities and Exchange Commission Washington, D.C. 20549
Ladies and Gentlemen:

We were previously principal accountants for Nord Pacific Limited and, under the date of April 5,2000, we reported on the consolidated fmancial statements of Nord Pacific Limited as of December 31, 1999 and 1998 and for the years then ended. On March 13, 2003, our appointment as principal accountants was terminated. We have not been furnished with a copy of Nord Pacific Limited's statements included in the Form 8K filed under the date of April 9, 2003 but we have read Nord Pacific Limited's statements included under Item 4 of its Form 8-K/A dated July 3, 2003, and we agree with such statements, except that we are not in a position to agree or disagree with Nord Rtcific Limited's statements in the first paragraph regarding the Company's beliefs or that it has chosen to pursue securing another auditing fmn but has not yet done so, or that the Company dismissed KPMG with the approval of the audit committee, or with its statements in the sixth paragraph that in connection with the period from December 31, 1999 through March 13,2003, due to financial difficulties, the Company has not had the funds to engage KPMG or other auditors or that it is working towards resolution of the issue discussed in the fourth paragraph. With respect to the statements in the fourth and fifth paragraphs we note that we were not engaged to review or audit any financial statements of the Company during its two most recent fiscal years and, accordingly, we were not in a position to provide to the Company any comments concerning the matters discussed in those paragraphs.

Very truly yours,

/s/ KPMG LLP